Exhibit 10.33 Ref: CCMC/CCE(CP)/219/23/100204/00/F/8851239 Combined Facility Letter 202308 1 23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon. Website: www.bochk.com Important Notice: This Facility Letter sets out the terms and conditions upon which the bank would provide banking facilities to you. You are advised to read and understand the terms and conditions before accepting this Facility Letter. Date : 11 January 2024 Zai Lab Limited (incorporated in Cayman Islands with limited liability) (the “Borrower”) Dear Sirs, Re: General Banking Facilities Further to our recent discussions, the Bank is pleased to grant the following general banking facility(ies) (the “Facility(ies)”) to the Borrower subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (as amended from time to time, the “General Terms”) and the terms and conditions stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter. 1.1 Facility(ies) Amount Interest Rate / Terms and Conditions L/G / Standby L/C USD100,000,000.00 • L/G / Standby L/C shall be made available to the Borrower against 100% margin payment from time to time made to the Bank (the “Margin Payment”). 1.2 Commitment: Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable. 2. Conditions Precedent / Collateral Security(ies) The Facility(ies) shall not be made available for drawdown or utilization by the Borrower until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-  A duly signed copy of this Facility Letter indicating the Borrower's and the security providers’ acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter.  For the purpose of the Margin Payment , Charge of Deposit(s) for the aggregate principal deposit amount of not less than the aggregate limit amount made available under the L/G / Standby L/C Facilities (or if the charged deposit is denominated in any foreign currency acceptable to the Bank, its equivalent in such foreign currency plus any deposit margin (the "Charged Deposit Margin") as determined by the Bank from time to time without any prior notice to or agreement by the Borrower and/or the Deposit Chargor(s)) together with interest accrued or to be accrued thereon. A list of the deposit margin (the "List of Charged Deposit Margin") applicable to each foreign currency acceptable to the Bank is attached herewith for your reference. Should the percentage of the charged deposit margin be changed, the change shall be effective on the date another List of Charged Deposit Margin is issued to the Borrower and the Deposit Chargor(s).

Ref: CCMC/CCE(CP)/219/23/100204/00/F/8851239 Combined Facility Letter 202308 2 23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon. Website: www.bochk.com A Deed of Indemnity, Charge Over Deposit(s) and Set-Off to be executed by the deposit chargor in the Bank's favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrower to such extent as the Bank may from time to time deem fit. Name of Deposit Chargor: Zai Lab Limited In the event that the aggregate mark-to-market value of charged deposit is less than the amount specified in the above Charged Deposit Margin, the Borrower confirms that it shall upon demand by the Bank immediately provide or procure the same be provided to the Bank an additional cash margin or other security acceptable to the Bank.  Legal Opinion to be issued by qualified lawyers practicing the laws of Cayman Island for the validity, legality and enforceability in respect of this Facility Letter and the Deed of Indemnity, Charge Over Deposit(s) and Set-Off to be executed by Zai Lab Limited together with any resolutions and such other documents in a form and substance satisfactory to the Bank.  Copy, certified by a director, of each of the following documents of your company:  Certificate of Incorporation.  Memorandum and Articles of Association or other constitutional documents (if any).  List of directors with their specimen signatures.  Current Business Registration Certificate (if any).  If any of the Borrower / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company.  Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents. 3. Other Conditions:  Utilization of the Facility(ies) is conditional upon the Bank’s prior approval.  Throughout the life of the Facility(ies), the Borrower undertakes and procures with the Bank that:- (i) its subsidiary company, 「再鼎醫藥（上海）有限公司」, shall maintain its total available limit of foreign debts with State Administration of Foreign Exchange must not be less than the total aggregate amount of L/G / Standby L/C issued by the Bank. 4. Fees  Handling Charge: USD700,000.00 flat payable upon acceptance of this Facility Letter. All fees and charges shall not be refundable under any circumstances. Currently, the Borrower represents that (i) the Borrower is not (or is not in any way related to) any of the directors, employees, controllers or minority shareholder controllers of Bank of China (Hong Kong) Limited ("BOCHK") or their relatives or BOCHK within the meaning of Rule 85 of Banking (Exposure Limits) Rules (Cap 155S of the Laws of Hong Kong); (ii) the Borrower is not (or is not in any way related to) (a) the senior management and key staff of BOCHK or their relatives, (b) subsidiaries, affiliates and other entities over which BOCHK is able to exert control or (c) the controllers, minority shareholder controllers, directors, senior management and key staff of the subsidiaries, affiliates and other entities mentioned in (b) above or their relatives within the meaning of Hong Kong Monetary Authority Supervisory Policy CR-G-9 and (iii) the Borrower is not a connected party to BOCHK and/or Bank of China Limited under the applicable rules of the Shanghai Stock Exchange, China Banking Regulatory Commission, Hong Kong Exchanges & Clearing Limited. If the Facility(ies) is/are guaranteed/secured or to be guaranteed/secured by any guarantee or security from any third party, the Borrower also represents that none of such third parties is so related or be such a party as mentioned above. The Borrower undertakes that if the Borrower or any such third party becomes so related or be such a party as mentioned above, the Borrower will promptly notify the Bank in writing.

Ref: CCMC/CCE(CP)/219/23/100204/00/F/8851239 Combined Facility Letter 202308 3 23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon. Website: www.bochk.com Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to the Bank the duplicate copy of this Facility Letter on or before 8 April 2024, failing which this offer shall lapse unless otherwise agreed by the Bank. Should you have any queries, please contact our Ms. Kathy Chan at 398 27779 at any time. We are here to serve you better. Yours faithfully, For and on behalf of Bank of China (Hong Kong) Limited /s/ Lo Lai Fan and /s/ Chan Man Hin Authorized Signature(s) Encl.  General Terms and Conditions for General Banking Facilities and Loan Facility(ies) [version no. 202307_revised (LD/2023/7274)]  List of Charged Deposit Margin [(all) 140515]  Certified Extract of the Minutes of Board Meeting  Deed of Indemnity, Charge Over Deposit(s) and Set-off  Data Policy Notice

Ref: CCMC/CCE(CP)/219/23/100204/00/F/8851239 Combined Facility Letter 202308 4 23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon. Website: www.bochk.com After due and careful consideration of the contents of this letter and the General Terms (as defined above), I/we agree to (i) accept the Facilities and (ii) be bound by all the terms and conditions herein set out. If I/we have granted security in your favour, I/we confirm that each security document executed by me/us in respect of, among other things, our obligations to you is not (and will not be) discharged, prejudiced or affected in any way whatsoever and will remain in ull force and effect at all times, notwithstanding any variations, amendments and/or supplements to the Facilities. /s/ Xiaopeng Feng Borrower: Zai Lab Limited Date: February 5, 2024 Witness: / Name:

List of charged deposit margin (all) 140515 23/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon. Website: www.bochk.com List of Charged Deposit Margin The Charged Deposit Margin required for each of the following currencies acceptable to the Bank are set out below:- Currency Charged Deposit Margin HKD 0% USD 0% CNY 12% GBP, EUR, AUD, NZD, JPY, CAD, CHF 25% DKK, SEK,SGD 34%

1 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 1 Important Notice: These General Terms and Conditions for General Banking Facilities and Loan Facility(ies) set out the terms and conditions upon which the Bank would provide / continue / renew general banking facilities and loan facility(ies) to borrowers. Borrower(s) is / are advised to read and understand these terms and conditions carefully before accepting the general banking facilities and loan facility(ies). General Terms and Conditions for General Banking Facilities and Loan Facility(ies) These General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (as amended and in force from time to time) ("these General Terms and Conditions") shall apply to all general banking facilities and loan facility(ies) (the "Facilities") which Bank of China (Hong Kong) Limited (including its successors and assigns, the "Bank") may from time to time grant to you as the Borrower. 1. Definitions In these General Terms and Conditions and the Facility Letter, unless the context otherwise requires, the following expressions shall have the following meanings: - B Prime means the prime rate for any currency other than HKD, CNY or USD as may be quoted by the Bank from time to time and subject to fluctuation; Business Day means a day on which commercial banks in Hong Kong are open for business but excluding Saturdays, Sundays and public holidays; Base Rate means the HKD Prime, USD Prime, CNY Prime, B Prime, HIBOR, CNY HIBOR or such other rates as may be determined by the Bank from time to time (as the case may be); B/B L/C means a letters of credit issuance and inward bills facility on a "back to back" basis against master letters of credit which is available on a "direct shipment" basis only; Borrower means any party to whom the Facilities are granted or made available by the Bank; CIRS means a Facility granted in connection with currency interest rate swap Transactions pursuant to the Bank's Terms and Conditions for Treasury and Derivative Products, Terms and Conditions for Foreign Exchange and Derivative Transactions or the terms and conditions under the ISDA Documentation (as the case may be); CNY means Renminbi, the lawful currency of the People's Republic of China; CNY HIBOR means in respect of a particular interest period and in relation to any advance and/or drawing under the Facilities in CNY, the rate per annum quoted by the Bank from time to time at Reuters (Code: "BCHN") and Bloomberg (Code: "BOCH"); CNY O/D means an overdraft facility made available to the Borrower under current account(s) denominated in CNY; CNY Prime means the prime rate for CNY as may be quoted by the Bank from time to time and subject to fluctuation; Currency Option means a Facility granted in connection with currency option Transactions pursuant to the Bank's Terms and Conditions for Treasury and Derivative Products, Terms and Conditions for Foreign Exchange and Derivative Transactions or the terms and conditions under the ISDA Documentation (as the case may be); DDC O/D means an overdraft facility made available to the Borrower under current account(s) denominated in HKD against uncleared cheque(s) which is/are due and which shall be expressed as a percentage of the face amount of the relevant cheque(s) as stated in the relevant Facility Letter; Default Administrative Charges means the amount of charges referred to in Clause 6.5; Default Margin means, without prejudice to Clause 6.2 below, 6% per annum for Loan Facility(ies), 10% per annum for HKD O/D, DDC O/D, USD O/D and CNY O/D, or the rate specified by the Bank from time to time and displayed or posted in the Bank's banking halls or such other rate as the Bank may designate and notify the Borrower; D/L means a demand loan facility; D/P / D/A means an export-bills purchase facility against export collection bills on Documents Against Payment ("D/P") and/or Documents Against Acceptance ("D/A") basis with a tenor and up to a percentage of the relevant bills as stated in the relevant Facility Letter;

2 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 2 EID means an export invoice discounting facility with a tenor and up to a percentage against invoice(s) issued by the Borrower for goods sold or supplied by the Borrower; EFAC means the Maximum Funds in Use available for factoring of export bills pursuant to the terms and conditions of a factoring agreement and its supplement(s), if any, from time to time entered into between the Bank and the Borrower; Event of Default means any one of the events mentioned in Clause 24 below and reference to "Events of Default" shall be construed accordingly; Facility(ies) means the various general banking facilities and loan facility(ies) granted or made available to the Borrower from time to time as set out in the Facility Letter(s) and reference to "Facility" shall be construed accordingly; Facility Letter means the facility letter(s) containing the terms and conditions of the Facilities issued by the Bank to the Borrower, as may be amended, revised or supplemented from time to time; F/X means a Facility granted in connection with forward exchange Transactions pursuant to the Bank's Terms and Conditions for Treasury and Derivative Products, Terms and Conditions for Foreign Exchange and Derivative Transactions or the terms and conditions under the ISDA Documentation (as the case may be); HIBOR means in respect of a particular interest period and in relation to any advance and/or drawing under the Facilities in HKD, the rate per annum quoted by the Bank in the Hong Kong Interbank Hong Kong Dollar Market and known as "Hong Kong Interbank Offered Rate"; HKD means Hong Kong dollars, the lawful currency of Hong Kong; HKD O/D means an overdraft facility made available to the Borrower under current account(s) denominated in HKD; HKD Prime means the prime rate for HKD as may be quoted by the Bank from time to time and subject to fluctuation; Hong Kong means the Hong Kong Special Administrative Region of the People's Republic of China; IIF means an import invoice financing with a tenor and up to a percentage of the relevant invoice as stated in the relevant Facility Letter; I/L means an import loans facility with a tenor as stated in the relevant Facility Letter; IRS means a Facility granted in connection with interest rate swap Transactions pursuant to the Bank's Terms and Conditions for Treasury and Derivative Products, Terms and Conditions for Foreign Exchange and Derivative Transactions or the terms and conditions under the ISDA Documentation (as the case may be); ISDA Documentation means the ISDA Master Agreement, the ISDA Schedule and any other documents ancillary to such documents; L/C means a letters of credit issuance and inward bills facility; L/G means a letters of guarantee issuance facility; L/I means a Facility granted for negotiation of export bills under letters of credits issued by banks acceptable to the Bank (not conforming to terms of such export letter of credit); Loan Facility(ies) means the Mortgage Loan Facility, Term Loan Facility, Demand Loan Facility, Revolving Loan Facility and any other loan facilities made available to the Borrower whether or not on the security of certain property(ies) or securities as stated in the relevant Facility Letter; ML means a mortgage loan facility; MML means a money market line facility; “Obligors” means the Borrower, any party to a Security Document and any party to a Facility Letter (including by way of counter-signature), but shall not include the Bank and any other party expressly excluded by the Bank in a Facility Letter. ODB means a Facility granted for negotiation of export bills under letters of credits issued by banks acceptable to the Bank; Original Interest Rate means the respective applicable rate of interest for HKD O/D, DDC O/D, CNY O/D or USD O/D as specified in the Facility Letter; Payment Order means bills, drafts, orders and/or other instruments; P/L means a packing loans facility which shall be expressed as a percentage of the relevant export letter of credit as stated in the relevant Facility Letter; POD means a payment order discounting facility against any Payment Order purchased or discounted by the Bank from the Borrower; PSF means a pre-shipment financing facility which shall be expressed as a percentage of the relevant purchase order/contract as stated in the relevant Facility Letter; R/L means a revolving loan facility;

3 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 3 S/G means a shipping guarantees issuance facility; Sanctions means the sanctions (including export controls) laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority. Without prejudice to the generality of the preceding sentence, Sanctions shall include: - (a) in relation to the United States of America, any sanction applied by the United States (unilaterally or multilaterally) and shall include regulations imposed by the United States Treasury Department’s Office of Foreign Assets Control, the US Department of State or, to the extent applicable, the United States Department of Commerce’s Bureau of Industry and Security, including but not limited to US Export Administration Regulations; and (b) in relation to Hong Kong, any sanctions applied by the Government of Hong Kong SAR (unilaterally or multilaterally) and shall include regulations imposed by the Hong Kong Monetary Authority, the Hong Kong Financial Services and the Treasury Bureau, including but not limited to the United Nations Sanctions Ordinance (Cap. 537), United Nations (Anti-Terrorism Measures) Ordinance (Cap.575), Weapons of Mass Destruction (Control of Provision of Services) Ordinance (Cap. 526) and Import and Export (strategic commodities) Regulations (Cap. 60G). Sanctions Authority means any of the followings: (a) The United Nations; (b) The People’s Republic of China; (c) The United States of America; (d) The European Union (e) The United Kingdom; (f) Hong Kong; and (g) the respective Government Authorities of any of the foregoing, including without limitation, OFAC, the US Department of State, the US Department of Commerce Bureau of Industry Security and the HKMA. Sanctions Compliance in relation to a person, means itself and its affiliates. For this purpose, (i) “person” means Group individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, vessel or partnership; and (ii) “affiliate”, in relation to a person, means another person that, directly or indirectly, controls, is controlled by, or is under common control with, the first mentioned person. Security Documents means such documents as may from time to time securing, guaranteeing or supporting the Facility(ies) for the benefit of the Bank; Standby L/C means a standby letters of credit issuance facility; T/L means a term loan facility; T/R means a trust receipt facility with a tenor as stated in the relevant Facility Letter; Transactions means the transactions entered into pursuant to the Bank's Terms and Conditions for Treasury and Derivative Products, Terms and Conditions for Foreign Exchange and Derivative Transactions or the terms and conditions under the ISDA Documentation (as the case may be) and has its meaning ascribed therein; USD means United States dollars, the lawful currency of the United States of America; USD O/D means an overdraft facility made available to the Borrower under account(s) denominated in USD; and USD Prime means the prime rate for USD as may be quoted by the Bank from time to time and subject to fluctuation. 2. Availability 2.1 Subject to the Borrower's acceptance of and full compliance with the terms and conditions set out in the relevant Facility Letter and production and where appropriate, execution of all appropriate documentation mentioned in the relevant Facility Letter to the Bank's satisfaction and payment of all required fees and charges, the Facilities set forth in the relevant Facility Letter will be made available to the Borrower for use until such time as the Bank shall notify the Borrower in writing to the contrary. 2.2 The Facilities shall be deemed automatically drawn down by the Borrower and/or advanced by the Bank when payment or liability is made or incurred by the Bank under the relevant Facilities. For the avoidance of doubt and subject to the Bank's overriding discretion, setting up of credit limits in respect of any overdraft facility and/or any other Facilities would only be effected on Business Days. 2.3 The Bank reserves the absolute right to (i) reject any application from the Borrower to be provided with or utilize the Facilities and (ii) review and make adjustment to the Facilities at any time at its sole and absolute

4 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 4 discretion. 2.4 Where a Facility (the "First Facility") is said to be interchangeable with another Facility (the "Second Facility") as stated in the relevant Facility Letter, and any free unutilized balance is available under the First Facility, the whole amount of such free unutilized balance can be made available to the Borrower for utilization under the Second Facility, subject to any limit stated in the relevant Facility Letter, and the reverse shall also apply. For the avoidance of doubt, any balance of any Facility which is withheld by the Bank shall not be treated as free unutilized balance of such Facility. 2.5 In case of T/R being granted, it means that T/R and S/G are granted such that the T/R are interchangeable with the S/G. 2.6 Unless otherwise stated in the relevant Facility Letter, whenever T/R are granted together with L/C, such T/R are granted by the Bank as part of the L/C so that the utilization of the T/R is subject to the availability of free unutilized balance under the L/C and upon utilization, will reduce the free unutilized balance of the L/C by a corresponding amount. 2.7 In case of T/L or D/L, any advance under such Facility shall be made against a drawdown notice, except that no drawdown notice is required if an application by the Borrower for opening a letter of credit has been accepted by the Bank, in which case drawdown shall be deemed to have been made at the time when payment or a commitment to pay is made by the Bank pursuant to the relevant letter of credit. If a shipping guarantee shall be issued by the Bank on behalf of the Borrower, drawdown shall be deemed to have been made at the time when the Bank pays the beneficiary under the shipping guarantee. Any payment by the Bank in a currency other than the currency of the relevant Facility shall be converted at the spot rate of exchange quoted by the Bank for buying the currency of payment with the currency of the relevant Facility. 2.8 If a drawdown notice specifies that the relevant advance shall be credited to an account opened in the name of a third party (and not the Borrower), the Borrower shall remain liable for the repayment of the advance once the same has been made to such account. 2.9 A drawdown notice shall be irrevocable once given. A drawdown notice shall be in writing and in such form as the Bank may direct. 2.10 A notice for rollover or selection of interest period shall be irrevocable once given. Such notice shall be in writing and in such form as the Bank may direct. The Bank may at its absolute discretion and subject to such conditions as the Bank may think fit accept an instruction for rollover or selection of interest period be given to the Bank by phone, facsimile or electronic mail. 2.11 Subject to the Bank's overriding discretion, a drawdown will only be effected on a Business Day (which in the case of a Facility being denominated in USD shall mean a day on which commercial banks in Hong Kong, London and New York City are open for business but excluding Saturdays, Sundays and public holidays). 2.12 The Bank is not bound to monitor or verify the application of any amount borrowed under the relevant Facilities. 2.13 If, at any time, it is or will become unlawful in any applicable jurisdiction for the Bank to perform any of its obligations under the Facilities or to fund or maintain its participation in any loan, the Bank shall notify the Borrower of the same and the commitments of the Bank shall be immediately cancelled and the Borrower shall repay the Facilities in full on the date specified by the Bank in the notice delivered to the Borrower. 3. Interest 3.1 All amounts advanced/drawn under the Facilities shall be charged with interest (before as well as after judgment and subject to fluctuation), commission and/or other charges at such rates as specified in the relevant Facility Letter or at such standard rates specified in any schedule of charges published by the Bank from time to time, or such other rates as the Bank may from time to time determine in its absolute discretion. The schedule of charges shall be made available to the Borrower at any time upon request. If any Base Rate is below zero, such Base Rate shall be deemed to be zero when calculating the applicable interest rate chargeable on the Facilities. In addition, if the applicable interest rate chargeable on the Facilities is below zero (after any negative Base Rate has been deemed to be zero), then such applicable interest rate shall be deemed to be zero. 3.2 Unless otherwise specified in these General Terms and Conditions or the relevant Facility Letter, interest on the Facilities will accrue from day to day and be calculated on the basis of actual number of days elapsed and a 365-day year for HKD and Pound Sterling or a 360-day year for other currencies (including USD and CNY) or according to the market practice as the Bank may from time to time adopt in its absolute discretion and any change to a prime rate shall immediately apply to any interest rate calculated by reference to such prime rate. 3.3 All accrued interest shall be payable on demand, and if no demand is made, shall be paid on the due date of each instalment payable in respect of a Facility or, in the case where the principal sum of the Facilities is not payable by periodical instalments, at such interval as the Bank may designate in the Facility Letter or otherwise

5 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 5 on the relevant repayment date or according to the Bank's customary practice as may be notified to the Borrower from time to time and if not so paid, the Bank shall have the right to capitalize such unpaid interest as principal advance so that it shall bear interest at the same rate. 3.4 Subject to the Bank's approval, if any Facility is drawn in a currency other than that specified in the Facility Letter, the interest rate applicable to such Facility shall be such rate as determined by the Bank from time to time. 3.5 In respect of HKD O/D, and DDC O/D, the Bank shall be entitled to charge the highest of (i) the Original Interest Rate applicable to such facilities; or (ii) the overnight HIBOR; or (iii) the Bank's cost of funds as may be quoted by the Bank from time to time. 3.6 In respect of USD O/D, the Bank shall be entitled to charge the highest of (i) the Original Interest Rate applicable to such facilities; or (ii) the Bank's cost of funds as may be quoted by the Bank from time to time. 3.7 In respect of CNY O/D, the Bank shall be entitled to charge the highest of (i) the Original Interest Rate applicable to such facilities; or (ii) the Bank's cost of funds as may be quoted by the Bank from time to time. 3.8 In respect of any overdraft facility (including HKD O/D, DDC O/D, CNY O/D and USD O/D), the interest accrued thereon shall be payable on the last Calendar Day of each month. 3.9 In respect of Facilities other than overdraft facilities, if interest on any such Facilities is charged by reference to prime rate plus or minus an interest margin or at a fixed rate, and if for any reason whatsoever, the prime rate is not available, or if the Bank's cost of funds, as determined solely by the Bank, for maintaining such Facilities exceeds the prime rate or the fixed rate, or if the Bank is unable to obtain deposits to fund such Facilities, the Bank shall be entitled, without limiting the right of the Bank under Clause 3.1 to charge interest, commission or charges at such rates as it may determine from time to time, to charge interest at the Bank's cost of funds or the overnight HIBOR/ the overnight CNY HIBOR (whichever is the highest) plus the said interest margin or where interest is charged at a fixed rate, an interest margin determined by the Bank. 3.10 If for any reason whatsoever, interbank offered rates (IBORs) include HIBOR (1) is not available, temporarily or permanently, (2) in the opinion of the Bank ceases to be representative, or (3) in the opinion of the Bank is no longer appropriate for the purposes of calculating interest hereunder, the Bank reserves its absolute right to review and amend the interest rate for the facility(ies) without prior notice. The Bank shall notify the Borrower(s) as soon as the interest rate has been amended. 3.11 If for any reason whatsoever, interbank offered rates (IBORs) include HIBOR or the amended rate as decided by the Bank pursuant to Clause 3.10 (if applicable) does not reflect the cost of funds incurred, interest for the advance shall be charged at interest margin over the Bank’s cost of funds as may be reasonably determined by the Bank solely. The Bank shall notify the Borrower such cost of funds as soon as it has been fixed. 3.12 In respect of a Loan Facility where the Borrower is entitled to choose the duration of interest periods, all accrued interest shall be paid in arrears at the end of each interest period. No interest period shall extend beyond the final maturity date as set out in the Facility Letter and if any interest period would otherwise extend beyond such date, it shall end on such date. If the Bank receives no valid selection of an interest period from the Borrower, that interest period shall be one month. If any interest period would otherwise end on a day which is not a Business Day, it shall end on the immediately succeeding Business Day, if there is one within the same calendar month, and, if not, on the immediately preceding Business Day. 3.13 In the case where the principal sum of the Facilities are not payable by periodical instalments and the Bank designates in the Facility Letter that the interest accrued on the Facilities are payable monthly in arrears, the first interest payment date shall be the date in the succeeding month corresponding to the date of the drawdown of the relevant Facilities and thereafter subsequent interest payment dates shall be the corresponding dates in each and every succeeding months provided that no interest payment date shall extend beyond the final maturity date of the relevant Facilities set out in the Facility Letter. 4. Payment 4.1 All payments or repayments made by the Borrower to the Bank are to be made in the currency of the payment or liabilities made or incurred by the Bank under the Facility Letter or otherwise in the converted currency if the Bank exercises its rights under Clause 4.4 (the "Applicable Currency"), in immediately available funds without set-off or counter-claim and free and clear of and without withholding or deduction of any or all present or future taxes, duties, payments or other charges. In case any payment under the Facility Letter and/or Security Documents is/are required for such withholding or deduction, it shall be increased by the Borrower to the extent necessary equal to the sum of payment as if no such withholding or deduction has been made. The Borrower shall immediately inform the Bank or pay such sum within the time prescribed. The Borrower shall also within 30 days of making such payment provide documentary evidence to the Bank showing the payment has been made. 4.2 If any change in, or in the interpretation of, any law or regulation or directive or compliance with any law or regulation or directive made after the original date of a Facility Letter:

6 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 6 (a) increases the Bank's cost of making available or maintaining the relevant Facilities; or (b) reduces the amount of any payment receivable by the Bank under the Facility Letter and/or Security Documents, then the Borrower will pay to the Bank on demand all amounts needed to compensate the Bank therefor. 4.3 No payment to the Bank (whether under any judgment, court order or otherwise) shall discharge the obligation or liability of the Borrower in respect of which it was made unless and until the Bank shall have received payment in full in the Applicable Currency , and to the extent the amount of any such payment shall on actual conversion into the Applicable Currency fall short of such obligation or liability expressed in the Applicable Currency, the Bank shall have a further separate cause of action against the Borrower. 4.4 The Bank hereby expressly reserves the right, at any time at its absolute discretion without giving any reason therefor to the Borrower to: - (a) convert all or any outstanding indebtedness, liabilities and/or obligations due, owing or incurred by the Borrower under any Facility denominated in the currency specified in the Facility Letter for the relevant Facility into HKD; or (b) convert all or any outstanding indebtedness, liabilities and/or obligations due, owing or incurred by the Borrower under any Facility denominated in a currency other than that specified in the Facility Letter for the relevant Facility into the currency so specified for the relevant Facility or into HKD, as the Bank may deem fit in its absolute discretion. The aforesaid conversion shall be at the then prevailing rate of exchange as the Bank may determine conclusively. For the avoidance of doubt, after such conversion, the Bank shall be entitled to re-determine the applicable interest rate for the converted indebtedness, liabilities and/or obligations on the basis that the same are denominated in HKD or (as the case may be) in the currency specified in the Facility Letter for the relevant Facility. The Bank may also from time to time, without actual conversion, determine the outstanding amount of any Facility by reference to the base currency to which such Facility was originally denominated at the then prevailing rate of exchange as the Bank may determine conclusively. If such outstanding amount under the base currency exceeds the original base currency amount of such Facility, the Bank shall be entitled to request the Borrower to repay such excess amount upon demand in the currency as specified by the Bank. 4.5 Any payment made to the Bank in a currency (the "existing currency") other than the Applicable Currency may at the Bank's absolute discretion be converted into the Applicable Currency to cover the obligations and liabilities of the Borrower at the then prevailing spot rate of exchange as conclusively determined by the Bank for purchasing the Applicable Currency with the existing currency. 4.6 All payments made by the Borrower to the Bank shall be accepted upon and subject to the Bank's practice and terms and conditions and where applicable to the rules of any relevant clearing system for the time being and from time to time in force, and shall be deemed not to have been made until such time as the relevant funds have been cleared and received for value by the Bank. 4.7 If a change in any currency of a country occurs and such change relates to the currency or currencies in which the Facilities or the transactions contemplated under the Facility Letter are denominated, these General Terms and Conditions and the Facility Letter will, to the extent the Bank (acting reasonably) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency. 5. Repayment 5.1 Notwithstanding anything to the contrary contained in the Facility Letter and in these General Terms and Conditions but subject to Clause 27.8 hereof, the Bank reserves the overriding right to demand immediate repayment of all the outstanding indebtedness, liabilities and/or obligations (including interest and default interest thereon) due, owing or incurred by the Borrower (actual or contingent) to the Bank under or in respect of the Facilities. 5.2 Unless otherwise provided in the Facility Letter and/or these General Terms and Conditions and/or General Terms and Conditions for Mortgage Loan Facility or agreed by the Bank in writing, in the case of the Facilities being payable by monthly instalments, the first instalment shall be due and payable one month after the drawdown of the relevant Facilities; in the case of the Facilities being payable by bi-weekly instalments, the first instalment shall be due and payable two weeks after the drawdown of the relevant Facilities. 5.3 Subject to the Bank's approval, in the case of the Facilities being payable by the Borrower by monthly instalments, the Borrower may designate a day of each successive month as pre-set payment dates for payment of the monthly instalments to the Bank. The first pre-set payment date shall be the pre-set payment date which immediately follows the date of drawdown of the relevant Facilities. If the first pre-set payment date does not fall on or falls before the date falling one month from the drawdown date of the relevant Facilities: - (a) the first monthly instalment shall be due and payable on the second pre-set payment date and the subsequent monthly instalments on the corresponding subsequent pre-set payment dates;

7 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 7 (b) interest on the relevant Facilities shall accrue on a daily basis for the period from the drawdown date of the Facilities to the first pre-set payment date (the "Extended Interest"); (c) the amount due and payable for the first monthly instalment shall be a sum representing the monthly instalment payable (calculated as if the relevant Facilities were drawn on the first pre-set payment date) together with the Extended Interest. If the first pre-set payment date falls on or after the date falling one month from the drawdown date of the relevant Facilities, the first monthly instalment shall be due and payable on the first pre-set payment date and there shall be no Extended Interest payable by the Borrower. 5.4 If there is any variation in the interest rate resulting from a change in the Base Rate, the Bank may vary either the amount or number of instalments or both at the Bank's sole discretion and will notify the Borrower subsequently. 5.5 In the case of ML and/or T/L secured by mortgaged properties (the "said facilities"), the loan tenor specified in the Facility Letter is subject to the confirmation of the solicitors acting for the Bank after their review of the title deeds of the mortgaged property. Such loan tenor must not be longer than the term of the Government Grant under which the property is held. In the event the term of the Government Grant is shorter than the loan tenor of the said facilities, re-approval of the said facilities by the Bank is required. Such re-approval process may result in the Bank's refusal to grant the said facilities or in repackaging the said facilities with different loan amount and/or loan tenor and/or the terms and conditions of the loan. 5.6 In respect of ML, T/L or D/L where CNY HIBOR or HIBOR is used as the Base Rate and where repayment is required to be made on an interest payment date or a repayment date only, or in respect of R/L, if a repayment is not made on an interest payment date, the Borrower shall indemnify the Bank for any break-funding cost which would have been incurred in the amount certified by the Bank. 5.7 Unless it is provided in the Facility Letter that the principal of the Facilities is payable by instalments, the principal of the Facilities shall be repaid in full on the final maturity date set out in the Facility Letter. 5.8 If the Borrower shall anticipate or experience any difficulty in repaying or servicing the Facilities, the Borrower shall inform the Bank as soon as possible. 6. Default interest/charges 6.1 Time shall be of the essence of any payment or repayment to be made by the Borrower. 6.2 The Bank reserves the right to charge default interest (before as well as after judgment) on a day to day basis on any sum which is not paid when due: - (a) In respect of HKD O/D and DDC O/D, at (i) the HKD Prime plus the applicable Default Margin, or (ii) the overnight HIBOR, or (iii) the Bank's cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise. (b) In respect of USD O/D, at (i) the USD Prime plus the applicable Default Margin, or (ii) the Bank's cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise. (c) In respect of CNY O/D, at (i) the CNY Prime plus the applicable Default Margin, or (ii) the overnight CNY HIBOR plus the applicable Default Margin, or (iii), the Bank's cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise. (d) In respect of Loan Facility(ies), at the higher of (i) the applicable Default Margin plus the prime rate for the relevant currency and as may from time to time be quoted by the Bank, and (ii) the Bank's cost of funds; or such other rates as the Bank may from time to time determine at its absolute discretion. (e) For Facilities other than HKD O/D, DDC O/D, USD O/D, CNY O/D and Loan Facility(ies), at (i) the applicable Default Margin plus the prime rate for the relevant currency and as may from time to time be quoted or determined by the Bank, or (ii) the overnight inter-bank offered rate for the relevant currency and as may from time to time be quoted or determined by the Bank, or (iii) the Bank's cost of funds whichever is the highest; or such other rates as the Bank may determine from time to time at its absolute discretion. 6.3 (a) In respect of HKD O/D and DDC O/D, the Bank shall have the right to charge default interest at the higher of (i) such default rate and in such method of calculation as set out in Sub-clause 6.2(a) on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise, or (ii) the Original Interest Rate. (b) In respect of USD O/D, the Bank shall have the right to charge default interest at (i) the USD Prime plus

8 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 8 7. F/X and other Treasury and Derivative Products 8. Facilities granted to two or more Borrowers severally 6% per annum, or (ii) the Bank's cost of funds, or (iii) the Original Interest Rate applicable to the USD O/D, whichever is the highest, on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise. (c) In respect of CNY O/D, the Bank shall have the right to charge default interest at (i) the CNY Prime plus the applicable Default Margin, or (ii) the overnight CNY HIBOR plus the applicable Default Margin, or (iii) the Bank's cost of funds, or (iv) the Original Interest Rate, whichever is the highest, on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise,. 6.4 Default interest shall accrue on a day to day basis and be calculated from the date when payment is due up to the date of final payment in full. In the case of the Loan Facility(ies) being payable by instalments, if any instalment or interest payment is overdue, default interest shall be calculated from the due date of the relevant instalment or interest payment on a daily basis up to the day on which actual payment in full has been made. The provisions in this Clause 6.4 shall not prejudice or affect the Bank's rights to charge default interest under Clause 6.2 above. 6.5 Apart from default interest, the Bank reserves the right to charge the Borrower Default Administrative Charges of HKD500.00 or such other amount as determined by the Bank from time to time, on each time when the Borrower fails to make a payment on its due date. In addition, if the Bank shall determine in its absolute discretion that it is necessary to instruct lawyers to issue letter of demand to the Borrower or to take any other recovery action against the Borrower after the Borrower has failed to make any payment on its due date, the Bank shall have the right to recover all legal costs reasonably incurred by the Bank and the Borrower shall be obliged to pay such costs to the Bank upon demand. 6.6 For the avoidance of doubt, in case the Original Interest Rate chargeable on the overdue sum shall exceed the default rate specified in Clause 6.2, the Bank shall have the right to continue to apply such Original Interest Rate notwithstanding the sum is overdue. 6.7 The Bank reserves the right to compound default interest at such intervals as it deems fit. 7.1 All F/X and other treasury and derivative products Transactions shall be subject to the terms and conditions stipulated by the Bank from time to time and the market practices prevailing for the time being and must be settled before 3:00 p.m. Hong Kong time on the relevant value date or delivery date for any particular Transactions or such other time as may be required by the Bank. 8.1 If, under any Facility Letter, the Facilities are granted to two or more Borrowers severally, such Facilities or any part or parts thereof may, subject to the Bank's prior approval, be utilized by any one of the relevant Borrowers within such sub-limits (the "Sub-Limits") (if they are expressly stipulated in the relevant Facility Letter or otherwise imposed by the Bank) and upon such terms as the Bank may determine from time to time. In any event, the Borrowers may not in aggregate borrow more than the amount of the Facilities. For the purpose of this Clause 8, the Facilities that are granted to two or more Borrowers severally are hereinafter called the "Global Facilities" and the facility limit in respect of the Global Facilities is called the "Global Limit". 8.2 For the avoidance of doubt, unless Sub-Limits are stipulated in the Facility Letter or otherwise imposed by the Bank, the Bank may allow any one or more of the Borrowers to utilize the Global Facilities up to the full extent of the Global Limit, provided that unless the Bank in its absolute discretion agrees, the aggregate utilization of the Global Facilities at any time by all of the relevant Borrowers in respect of each type of the Global Facilities shall not exceed the relevant Global Limit(s) of such Global Facilities. 8.3 Where there are Sub-Limits stipulated in the Facility Letter or otherwise imposed by the Bank, all the Borrowers acting together by themselves or through an authorized representative(s) may apply to the Bank to vary the Sub-Limits allocated to each of the Borrowers by giving the Bank not less than three (3) Business Days' prior notice. The Bank reserves the absolute discretion to determine whether to accept or reject any such application. 8.4 Upon approval by the Bank of any application to vary the Sub-Limits, each of the relevant Borrowers shall be bound by the variation and any condition imposed by the Bank in respect of such variation. 8.5 Notwithstanding anything herein contained, the Bank reserves the absolute right to re-allocate the Global Facilities and/or the Global Limits and/or the Sub-Limits (if any) at any time and at the Bank's sole and absolute discretion. 8.6 For the avoidance of doubt, all provisions contained in these General Terms and Conditions applicable to the Facilities shall equally apply to the Global Facilities and insofar as the relevant Borrower's utilization of and

9 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 9 9. Facilities to be used by third parties 10. Prepayment 11. Conclusive Statement liabilities under or relating to the Global Facilities are concerned, each of the Borrowers to whom the Global Facilities is granted shall be bound by the provisions contained in these General Terms and Conditions. 9.1 Subject to the Bank's prior approval, the Bank may, at the request of the Borrower, allow the Facilities granted to the Borrower to be utilized by third parties (the "Co-user(s)") upon the following conditions and other additional conditions as the Bank may from time to time impose: - (a) any utilization of the Facilities by the Co-user(s) shall be booked under the account(s) of the Borrower and the Borrower shall be fully liable for the same to the Bank as if it were the party actually utilizing the Facilities; (b) in addition and without prejudice to sub-clause (a) above, the Co-user(s) shall, in addition to the Borrower, be fully liable to the Bank in respect of their utilization of the Facilities as if the Facilities were granted in their favour and utilized by them under their own account(s). In this regard, the Co-user(s) shall be bound by these General Terms and Conditions and any other terms and conditions under which the Bank has agreed to grant the Facilities to the Borrower, as if the Co-user(s) is/are the Borrower named therein; and (c) in case the Borrower has given any guarantee in favour of the Bank for the obligations and liabilities of the Co-user(s) under general banking facilities granted or to be granted by the Bank in favour of the Co-user(s), such guarantee shall for all intent and purposes cover the obligations and liabilities of the Co-user(s) under sub-clause (b) above. For the avoidance of doubt, this provision shall not be affected in case the liability of the Borrower under sub-clause (a) above is or becomes unenforceable or avoided for whatever reason. 10.1 Unless otherwise provided in the Facility Letter, prepayment under the Loan Facility(ies) shall be subject to the following conditions: - (a) where the principal sum of the Loan Facility(ies) is repayable by instalments, all prepayments (whether total or partial) must be paid on an instalment payment date of the Loan Facility(ies), otherwise the Bank shall be entitled to charge interest on the amount to be prepaid up to the next coming instalment payment date; (b) in respect of Loan Facility(ies) where CNY HIBOR or HIBOR is used as the Base Rate, if a prepayment is not made on an interest payment date or a repayment date, the Borrower shall indemnify the Bank for any break-funding cost which would have been incurred in the amount certified by the Bank; (c) the Borrower shall give to the Bank at least 1 month's prior notice in writing of the Borrower's intention to prepay whether in whole or in part the outstanding amount of the Loan Facility(ies). Such notice shall be irrevocable once given. If the Borrower fails to give such notice in the prescribed manner, a prepayment fee as may be specified by the Bank from time to time and displayed or posted in the Bank's banking halls shall be payable by the Borrower on or before the prepayment; (d) any partial prepayment shall be in the minimum sum of HKD50,000.00 or its equivalent in other foreign currencies. In the case of any partial prepayment, the Bank may, at its discretion, vary either the amount of the monthly instalment or the number of future instalments; (e) amount prepaid shall be subject to the Bank's right of appropriation under Clause 17 below; (f) any prepayment of the principal of the Loan Facility(ies) shall include all interest accrued thereon and may not be re-borrowed; (g) all or any sums or liabilities (actual or contingent) payable by the Borrower in connection with the prepaid portion of the Loan Facility(ies) shall be paid or discharged by the Borrower on or before the prepayment; and (h) due payment of any prepayment charges or fees as may be stipulated in the relevant Facility Letter. 11.1 Any statement of account (including, without limitation, the monthly statement) relating to the Facilities signed as correct by any one of the Bank's officers shall be conclusive evidence of the indebtedness of the Borrower to the Bank and be binding on the Borrower, save for manifest error. 11.2 Any certificate relating to the Bank's cost of funds or any Base Rate in respect of any Facilities signed as correct by any one of the Bank's officers shall be conclusive and binding on the Borrower. 11.3 Any opinion, determination or decision by the Bank as to any materiality, effect or otherwise relating to anything herein mentioned or referred to shall be conclusive and binding on the Borrower. 11.4 Instruction given by the Borrower to the Bank through telephone, facsimile or electronic mail shall be binding

10 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 10 12. Termination of the Facilities 13. Mortgaged Property(ies) against the Borrower and the Bank may (but shall not be obliged to) act upon such instructions subject to such conditions as the Bank may think fit. The Bank may at its absolute discretion take recording or keep record of such instructions with or without notice to the Borrower. The Borrower consents to such recording and record keeping and agrees to the use of such records for any purpose that the Bank deems desirable including for use as evidence, in any proceedings, against the Borrower or any other person. 12.1 Notwithstanding anything contained in the Facility Letter (including any review date stated therein), the Bank reserves the overriding right to:- (a) review the Facilities at any time (if applicable, prior to the review date stated in the Facility Letter) and the Facilities shall terminate forthwith (if applicable, even if prior to the said review date) as and when the Bank has given to the Borrower notice of termination; and (b) increase, reduce and/or cancel the Facilities or any part or parts thereof or to vary or amend the terms and conditions thereof at any time at its sole and absolute discretion to be effective forthwith (if applicable, even if prior to the said review date) by notice in writing to the Borrower. 12.2 A renewal fee shall be payable by the Borrower when the Facilities or any part or parts thereof are renewed, extended or otherwise revised by the Bank. 13.1 The following provisions shall apply if land property(ies) is/are mortgaged to the Bank as security for the Facilities:- (a) the title of the property(ies) to be mortgaged to the Bank shall be approved by solicitors appointed by the Bank; (b) the mortgaged property(ies) has/have to be insured against fire risks. The relevant insurance policy denoting the Bank's interest as mortgagee together with the premium receipt shall be lodged with the Bank forthwith after the Borrower has accepted the relevant Facility Letter under which the Facilities are granted (but in any event prior to the drawdown of the Facilities), and in the case of renewal of any insurance policy, fifteen (15) days before the expiry of the current insurance policy, provided always that if the Borrower fails to perform its obligation as aforesaid, the Bank shall be entitled (but not be obliged) to take out or renew at the Borrower's costs and expenses the said insurance policy for the Borrower with such insurance company, for such insured amount and on such terms as the Bank shall determine; (c) where the property(ies) mortgaged is/are residential property(ies), such property(ies) shall, as indicated and subject to the conditions imposed by the Bank, be insured against fire risks with an insurance company acceptable to the Bank for an amount approved by the Bank. If the amount insured is the full replacement value of the property(ies) and the Bank requires valuation of the property(ies) to be conducted by the Bank's nominated surveyor from time to time, the Borrower shall be liable to reimburse the Bank on demand all valuation charges, so incurred; (d) where the property(ies) mortgaged is/are property(ies) other than residential properties, such property(ies) has/have to be insured through the Bank's appointed agent upon such terms, for such amount and against such risks as the Bank may require from time to time; (e) where the mortgage of the property(ies) is given to the Bank by way of equitable mortgage, the Borrower shall forthwith on demand by the Bank execute or procure the execution of a legal mortgage or legal charge in favour of the Bank on such terms and in such form as the Bank may require; (f) the Borrower undertakes that the property(ies) is/are self-occupied by the registered owner(s) thereof and the property(ies) shall not be let to any other party(ies) unless with the Bank's prior written consent. The Bank shall have the right to re-determine the interest rate, the loan amount and/or the terms and conditions of the relevant Facilities at its absolute discretion upon giving the consent to let and such re-determination of the interest rate, the loan amount and/or the terms and conditions shall take immediate effect unless otherwise agreed by the Bank. All costs and expenses (including the Bank's legal costs on a full indemnity basis) reasonably incurred by the Bank in giving the consent shall be borne and paid by the Borrower; (g) the Borrower undertakes that it shall not / it shall procure the mortgagor not to enter into any second mortgage / further mortgage over the property(ies) without the prior written consent of the Bank. Otherwise, re-approval of the Loan by the Bank is required. Such re-approval process may result in the Bank's refusal to grant the Loan or in repackaging the Loan with different loan amount and/or loan tenor and/or the terms and conditions of the loan; and (h) on default in payment of any of the Facilities, the Bank may take possession of and sell the property(ies) pursuant to the terms of the relevant mortgage or charge documents under which the property(ies) is/are

11 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 11 14. Property valuation fees 15. Indemnity 16. Expenses 17. Appropriation 18. Set-off and Lien mortgaged to the Bank. 14.1 The Borrower acknowledges that when any land property is proposed to be mortgaged to the Bank as security for the Facilities, the Bank may, in its absolute discretion, elect to engage a property valuation agent or its internal office or department, or both, to assess the value of the property concerned. Without prejudice to the generality of the foregoing, during the availability of the Facilities, the Borrower will promptly deliver to the Bank from time to time as requested by the Bank valuation report or reports (with the name of the Bank as the addressee) in respect of the mortgaged property(ies) or any part thereof, which shall be dated not earlier than 30 days prior to the date of its delivery and prepared at the cost and expense of the Borrower by an independent firm of property valuation agent acceptable to the Bank, as to the then current market value of the mortgaged property(ies). 14.2 If any property valuation agent has been engaged, the Borrower shall be obliged to reimburse the Bank the full amount of the fees charged by the agent and pay the Bank a handling charge in such sum as the Bank may charge its customers generally for arranging such kind of property valuation. If the Bank has engaged its internal office or department to make assessment of the value of the property concerned, the Bank may impose a handling charge on the Borrower in such amount as the Bank may charge its customers generally for such service. All such fees and charges shall be payable by the Borrower forthwith on demand. 14.3 For the avoidance of doubt, unless the Bank otherwise agrees, the Borrower shall be liable for the payments mentioned in Clause 14.2, notwithstanding that the property in question may not eventually be accepted by the Bank as security for the Facilities for whatever reason or that the Facilities are not eventually made available to or utilized by the Borrower on whatever ground. 15.1 The Borrower shall indemnify the Bank on a fully indemnity basis from and against all action, suits, proceedings, claims, demands, losses, damages, costs, fees, expenses and/or liabilities of whatsoever nature which the Bank may suffer, incur or sustain, whether actual or contingent, by reason of or in maintaining or enforcing the Facilities granted to the Borrower (including the Facilities used by Co-user(s) as mentioned in Clause 9 above) or by accepting any instruction/notice given by the Borrower through telephone, facsimile or electronic mail unless caused by the negligence or wilful default of the Bank. 15.2 Without prejudice to Clause 4.1, if the Bank is required to make any payment for such withholding or deduction referred to in Clause 4.1 or incur any liability with respect to such withholding or deduction, the Borrower shall promptly indemnify the Bank against such payment or liability. 16.1 Whether or not the Facilities are drawn or utilized by the Borrower, all expenses including but not limited to legal fees, communications and other out-of-pocket expenses reasonably incurred by the Bank in connection with the Facilities or any documents executed in respect of the Facilities or any enforcement, or attempted enforcement, of the Bank's rights under the Facility Letter or other documents executed in respect of the Facilities, are to be borne by the Borrower on a full indemnity basis. 17.1 The Borrower hereby irrevocably waives any right or power which it may have by way of appropriation and the Bank shall have the sole and absolute right to appropriate either at the time of payment or at any time thereafter any moneys paid to the Bank by or otherwise coming into the Bank's possession or control from the Borrower in or towards discharging whichever part or parts of liabilities of the Borrower to the Bank as the Bank shall think fit. Any such appropriation shall override any purported appropriation by the Borrower. 18.1 In addition and without prejudice to any general banker's lien, right of set-off or similar right to which the Bank may be entitled, the Bank shall have the right and is hereby irrevocably and unconditionally authorized, to the fullest extent permitted by law, from time to time and at any time without prior notice to the Borrower (any such notice being expressly waived):- (a) to set off and appropriate and apply any credit balance in any of the account(s) and/or deposit(s) of the Borrower (whether in its sole name or jointly with others) in whatever currency maintained with any of the Bank's branches or sub-branches (whether subject to notice or not and whether matured or not) and/or any of the liability of the Bank (whether actual or contingent) due or owing to the Borrower (whether

12 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 12 19. Authorization to debit account(s) 20. Debt Collection 21. Information alone or jointly with others) against or on account of the obligations and liabilities whatsoever of the Borrower (whether actual or contingent, future or existing) due, owing or incurred to the Bank; and (b) to apply any credit balance in any of the account(s) and/or deposit(s) of the Borrower (whether in its sole name or jointly with others) in whatever currency maintained at any of the Bank's offices or branches or sub-branches (whether the credit balance was originally available in any account maintained with the Bank (formerly known as Po Sang Bank Limited) or any one or more of Bank of China (Hong Kong Branch), The Kwangtung Provincial Bank (Hong Kong Branch), Sin Hua Bank Limited (Hong Kong Branch), The China & South Sea Bank Limited (Hong Kong Branch), Kincheng Banking Corporation (Hong Kong Branch), The China State Bank Limited (Hong Kong Branch), The National Commercial Bank Limited (Hong Kong Branch), The Yien Yieh Commercial Bank Limited (Hong Kong Branch) and Hua Chiao Commercial Bank Limited (collectively the "Merging Banks") prior to the merger of the said Merging Banks on 1st day of October 2001 (the "Date of Merger")) (whether subject to notice or not and whether matured or not) and/or to set off any of the liability of the Bank (whether actual or contingent) due or owing to the Borrower (whether alone or jointly with others) including but not limited to any liability of any one or more of the Merging Banks (whether actual or contingent) which was originally due or owing to the Borrower (whether alone or jointly with others) prior to the Date of Merger, towards satisfaction of or against the Borrower's obligations and liabilities, whether actual or contingent, future or existing, due, or owing or incurred to the Bank, including but not limited to any such obligations and liabilities of the Borrower originally due, owing or incurred to the Bank or any one or more of the Merging Banks prior to the Date of Merger. The Bank shall notify the Borrower promptly after exercising its rights under this Clause 18.1. 18.2 For the purposes aforesaid, the Bank may convert all or any part of the said credit balance or deposit of the Borrower or such liability of the Bank to the Borrower to such other currencies at the applicable rate of exchange quoted and determined by the Bank as may be necessary. 18.3 If any sum is due but unpaid under the Facilities and/or these General Terms and Conditions, the Bank may at any time without further reference to the Borrower, retain all or any securities, valuables or any other property whatever and wherever situate which may be deposited with or otherwise held by the Bank for or in the name of the Borrower whether for safe custody or otherwise and sell the same or any part thereof at such price as the Bank shall determine whether by public auction, private treaty or tender and the Bank may engage such agent or broker therefor and apply the proceeds thereof in satisfaction of any or all sums owing under the Facilities and/or these General Terms and Conditions after first deducting all costs and expenses reasonably incurred by the Bank and the Bank shall not be liable for any loss arising from the sale or other disposition of any such securities, valuables or other property unless caused by the negligence or wilful misconduct of the Bank. 18.4 The rights herein conferred on the Bank are in addition and without prejudice to any rights conferred on the Bank under any Security Documents at any time and from time to time held by the Bank. 19.1 The Bank shall be entitled to debit at any time and from time to time all or any of the interests, fees, charges, commissions, costs, expenses and other sums due and payable by the Borrower in respect of the Facilities from any of the account(s) of the Borrower without prior notice to the Borrower. Such sums shall be deemed duly drawn or overdrawn from the account(s) by the Borrower. 20.1 The Bank shall be entitled to employ debt collecting agent(s) to collect any sum due but unpaid by the Borrower under the Facilities. The Borrower agrees, and acknowledges that the Borrower has been warned, that the Borrower shall indemnify and keep the Bank indemnified on a full indemnity basis against all costs and expenses which the Bank may reasonably incur in the employment of debt collecting agent(s). The Bank shall be entitled to disclose to such debt collecting agent(s) any or all information relating to the Borrower, the Facilities or the Facility Letter. 21.1 The Borrower agrees that it is necessary to supply the Bank with data/information related to the Borrower (including for the purpose of this subclause, that of any party/ies or individual(s) who is/are related to a corporate borrower in whatever capacity) or any information as required by the Bank for assessing the grant, revision and renewal of the Facilities. The Borrower (which for this subclause refers to itself in the case of an incorporated entity and its capacity as the duly authorised agent acting on behalf of the related party/ies and individual(s) including but not limited to the Borrower's holding companies, subsidiaries, affiliates, shareholders, directors and authorized persons, all these parties and individuals are hereinafter collectively

13 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 13 referred as the "Related Parties") authorize the Bank to use any data, information and documents relating to the Borrower and the Related Parties , the Facilities, the Facility Letter or any other agreements or transactions or dealings between the Borrower and/or the Related Parties and /or the Bank in accordance with the Bank's Conditions for Services (as amended and in force from time to time) (the "Conditions") (provided that in the case of an individual, such use will be subject to the Data Policy Notice issued and/or revised by the Bank from time to time (the "Notice"), and the contents and the receipt of which are hereby acknowledged by the Borrower) and notes that such data/information/documents (including the Facility Letter or anything in respect of the Facilities) held by the Bank will be kept confidential but permits the Bank to provide such data/information/documents to the parties referred to in the Conditions or listed in the Notice (as the case may be) or to any of its branches, subsidiaries and holding companies and the branches, subsidiaries and affiliates of any of its holding companies (together the "Bank’s Related Parties") or other persons including but not limited to any person permitted by the Borrower, the professional advisers and any other persons providing services to the Bank or any of the Bank's Related Parties (including, without limitation, credit reference agencies, debt collection agencies, rating agencies, insurers or insurance brokers, credit protection providers), any actual or potential assignee, transferee, participant or sub-participant or any subsequent chargee, mortgagee or encumbrancer in respect of securities held by the Bank for the Facilities or to any person to the extent required by or for compliance of any laws, regulations, guidelines or rules of stock exchange binding on or applicable to the Bank or any of the Bank’s Related Parties or to any person to whom information is required or requested to be disclosed by any court or governmental or regulatory authority to which the Bank or any of the Bank’s Related Parties are subject to or to any person to whom information is required to be disclosed in connection with, and for the purposes of any litigation, arbitration, administrative, mediation or other investigations, proceedings or disputes relating to the Bank or any of the Bank’s Related Parties. The Borrower further authorizes the Bank to contact any of the employers of the Borrower (if applicable), bank, referee, credit reference agencies or any other source for the purpose of obtaining or exchanging any information and to compare the information provided by the Borrower with other information collected by the Bank for checking purposes. The Bank is entitled to use the result of such comparison to take any action which may be adverse to the interest of or against the Borrower. The Borrower also consents to the data/information/documents being transferred to another jurisdiction outside Hong Kong. 21.2 The Borrower undertakes at all times to notify the Bank in writing of any change of the particulars of the Borrower including without limitation the Borrower's address, telephone number and facsimile number. 21.3 The Borrower agrees that the Bank may provide the following information to any Obligors in respect of any Facilities extended by the Bank to the Borrower: - (a) a copy of the contract evidencing the obligations to be guaranteed or secured by any Obligors or a summary thereof; (b) a copy of any formal demand for overdue payment served on the Borrower from time to time; and (c) a copy of the latest statement of accounts provided to the Borrower from time to time on request by any Obligors. 21.4 In the case of an individual Borrower, the Borrower acknowledges that the Bank has provided him with the following information: (a) the Borrower's data may be supplied to a credit reference agency and/or, in the Event of Default, to a debt collection agency; (b) the Borrower's right to be informed, upon request, about what items of data are routinely disclosed to such credit reference agency and/or debt collection agency, and the Borrower's right to be provided with further information to enable the making of a data access and correction request to the relevant credit reference agency or debt collection agency, as the case may be; (c) that, in the event of any default in payment, unless the amount in default is fully paid before the expiry of 60 days from the date such default occurred, the Borrower shall be liable to have his account data retained by the credit reference agency until the expiry of five years from the date of final settlement of the amount in default; and (d) that the Borrower, upon termination of the account by full payment and on condition that there has not been, within five years immediately before such account termination, any material default on the account, will have the right to instruct the Bank to make a request to the credit reference agency to delete from its database any account data relating to the terminated account. 21.5 The Borrower shall promptly supply, or procure the supply of, such documentation and other evidence as reasonably requested by the Bank or pursuant to or in satisfaction of any law or regulation to which the Bank is subject. 21.6 This Clause 21 shall also apply, mutatis mutandis, to any party who has entered into or countersigned the Facility Letter in favour of the Bank, but is not otherwise a party to any other Security Document.

14 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 14 23. Representations, warranties and undertakings 22.1 The Bank may at any time, without consent of or notice to the Borrower, assign or transfer to any party all or any of its rights, benefits, obligations and liabilities under the Facilities and these General Terms and Conditions and the related guarantees, collateral securities and support documents provided that the Borrower, at any time of such assignment or transfer, will not be liable to pay any greater amount than the Borrower would have been liable to pay had no assignment or transfer been made. The Borrower may not assign or transfer any of its rights, benefits, obligations and/or liabilities under the Facilities and/or these General Terms and Conditions to any party except with the prior written consent of the Bank. 22.2 In addition to the other rights provided to the Bank, the Bank may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Facility Letter(s) or Security Document to secure obligations of the Bank including: (a) any charge, assignment or other security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by the Bank as security for those obligations or securities, except that no such charge, assignment or security shall: (i) release the Bank from any of its obligations under the Facility Letter(s) or Security Document or substitute the beneficiary of the relevant charge, assignment or security for the Bank as a party to any of the Facility Letter(s) or Security Document; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the Bank under the Facility Letter(s) or Security Document. 23.1 The Borrower makes the following representations and warranties to the Bank on the date of its execution of the relevant Facility Letter: - (a) it is a company duly incorporated with limited liability under the laws of the place where it was incorporated (applicable where the Borrower is a limited company); (b) it has a valid and subsisting business registration certificate pursuant to the Business Registration Ordinance (Cap.310 of the Laws of Hong Kong) (where applicable); (c) it has the power and authority and the legal capacity to perform and observe its obligations under the Facility Letter(s), Security Documents and any other ancillary documents executed in the Bank's favour; (d) all necessary corporate and other action (including but not limited to any corporate resolutions required to be passed by the Borrower's shareholders and/or directors) under all applicable laws and regulations (including but not limited to the Borrower's Memorandum and Articles of Association) to which the Borrower is subject has been taken to authorise the use of the Facilities and the execution, delivery and performance of these General Terms and Conditions, the relevant Facility Letter, the Security Documents (if applicable) and any other ancillary documents; (e) these General Terms and Conditions, the relevant Facility Letter, the Security Documents (if applicable) and any other ancillary documents constitute valid and legally binding obligations of the Borrower in accordance with their terms; (f) it is not in default of any payment of any principal of or interest on any indebtedness for borrowed money and is not in breach of or in default under any other provision of any indenture, deed of trusts, agreement or other instrument to which it is a party and under or subject to which any such indebtedness for borrowed money has been issued or incurred and is outstanding and no event, condition or act which with the giving of notice or lapse of time, or both, would constitute an event of default under any such indenture, deed of trust, agreement or other instrument has occurred or is continuing which has not, in each case, been properly waived and/or remedied thereunder; (g) the entry into and performance by it of, and the transactions contemplated by, these General Terms and Conditions, the relevant Facility Letter, the Security Documents (if applicable) and any other ancillary documents, do not and will not conflict with any law or regulation applicable to it, its constitutional documents or any agreement, or instrument binding on it or any of its assets; (h) all information provided by the Borrower was true, complete and accurate in all material respects as at the date it was given or as at the date (if any) at which it is stated and was not misleading in any respect; (i) it is not subject to any existing litigation or arbitration or administrative proceeding or petition for bankruptcy or winding up before any court, tribunal, arbitrator or governmental authority and is not pending any litigation or arbitration or administrative proceeding or petition for bankruptcy or winding up 22. Assignment

15 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 15 and it has no knowledge of (having made all reasonable enquiries) any litigation, arbitration or administrative proceeding or petition for bankruptcy or winding up threatened against the Borrower, or any of its properties or assets, which might, in each case, result in a material adverse change or effect on the business, assets, condition (financial or otherwise) or prospects of the Borrower; (j) there is no arrangement with any other financier to further charge the mortgaged property(ies) under which the Bank is the first mortgagee except for those where prior written consent has been given by the Bank; (k) no Event of Default has occurred, or will occur as a result of execution of any of the Facility Letter(s), Security Documents and other ancillary documents and/or utilizing any of the Facilities, which has not been duly remedied or waived under the Facility Letter and/or these General Term and Conditions; (l) None of the members of the Obligor’s Sanctions Compliance Group and their respective directors, officers and agents: i is the target of any Sanctions, or is owned or controlled by any target of any Sanctions; or ii is located, incorporated, organised or resided in a country or territory that is, or whose government is, the target of Sanctions, which currently includes the Crimean region, Cuba, Iran, the Democratic People's Republic of Korea and Syria. (m) the above representations and warranties shall be repeated and deemed to be made by the Borrower, where applicable, on each advance or drawing of the Facility(ies) and on each interest payment date, in each case by reference to the facts and circumstances then existing. 23.2 The Borrower undertakes with the Bank that it will: (a) promptly notify the Bank in writing on becoming aware of the occurrence of any Event of Default or potential Event of Default or any other events or circumstances which has or might have a material adverse change in or effect on the Borrower's operations, prospects, business or condition (financial or otherwise) or the Borrower's ability to perform its obligations hereunder and under the Facility Letter, other Security Document(s) or any other ancillary documents; (b) duly pay or cause to be paid all taxes, duties and other governmental charges imposed upon the Borrower; (c) from time to time (including in respect of the net exposure of one or more transactions under the Facilities) upon the demand of the Bank provide or procure to be provided to the Bank further cash or security acceptable to the Bank having current market value of not less than the then outstanding Facilities and/or the net exposure thereunder; (d) ensure that the Borrower's obligations hereunder and under the Facility Letter, whether actual or contingent, are not subordinated to, and that they will at all times rank at least pari passu in priority of payment and in all other respects with any other of the Borrower's unsecured obligations, except to the extent that such obligations are preferred solely by operation of law; (e) comply in all respects with all laws and regulations to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Facilities and Security Documents to which it is a party; (f) promptly notify the Bank in writing of any change of the Borrower's particulars or the particulars of any third party guarantor(s) or security provider(s) in respect of the Borrower's liabilities including without limitation its/their address(es) and/or telephone number(s) and/or facsimile number(s); (g) (in case of the Borrower being a firm, partnership or company) promptly upon the Bank’s request supply or procure to be supplied to the Bank all information, books, documents, accounts, instruments, computer or other records, orders, correspondence (whether original or copy) and other evidence (in whatever form) relating to the Facility(ies) and collection and enforcement of the Facility(ies). The Borrower shall allow any officer, employee, advisors, duly authorized representative or agent of the Bank, at all reasonable times, to attend any premises of or occupied by the Borrower or where the Borrower carries on business to inspect, check, verify and copy (at the Borrower’s expense) any of the above as the Bank may require from time to time; (h) promptly supply or procure to be supplied to the Bank such other documents or information reasonably required by the Bank from time to time; and (i) (in case of the Borrower being a firm, partnership or company) comply with, and (in any other case where any third party guarantor(s) or security provider(s) is involved) ensure any such third party guarantor(s) or security provider(s) to comply with, in each case in all material respects, with all environmental laws (including but not limited to obtain and maintain all environmental permits relevant to the operation of their business activities in the relevant countries) applicable to it or the relevant third party guarantor(s) or security provider(s); and (j) not directly or indirectly use, lend, contribute or otherwise make available any service or facility provided by the Bank or any proceeds thereof, or permit the same to be used, lent, contributed or otherwise made available, (i) to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target of any Sanctions; or (ii) in any manner that would result in a violation of any Sanctions by any person in any capacity. 23.3 In the case where the Borrower is a firm, partnership or company, that it undertakes with the Bank that it will NOT unless the Bank otherwise expressly agrees in writing: (a) merge, or consolidate with or into any other corporation or take any step with a view to dissolution, liquidation or winding up; (b) make any material change to the nature of the Borrower's business as presently carried on;

16 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 16 24. Events of Default 25. Liability of the Bank (c) create, incur or suffer or permit to exist any charge or security interest upon any of the Borrower's property, assets, revenues and rights, present or future, except (i) in favour of the Bank or (ii) being any lien arising by operation of law and in the ordinary course of trading or entered into in the ordinary course of its banking arrangements provided that in each case the debt secured thereby is paid when due or contested in good faith; (d) make loans, advance moneys, grant credit to or guarantee or indemnify the liability of any person, firm or company, except for any trade credit extended to its customers on normal commercial terms and in the ordinary course of its trading activities or as permitted by the purpose of the Facility(ies); (e) [intentionally left blank]; (f) sell, assign or dispose any of its major assets or business (as determined by the Bank) to any third party unless the proceeds of such sale, assignment or disposal are for the repayment of any outstanding under the Facilities. 23.4 In the case where the Borrower is a firm or partnership, it undertakes with the Bank that it will promptly inform all withdrawing, retiring and joining partners in writing of the representations and warranties in this Clause 23. 24.1 Without prejudice to the other provisions herein, all amounts (including principal and interest) due or owing by the Borrower to the Bank shall, without any demand, become immediately due and payable by the Borrower and the Bank shall not be required to make any further advances under any of the Facility(ies) upon the occurrence of any of the following events of default: - (a) the failure by any Obligors to pay any principal, interest, charges or other costs and expenses payable to the Bank in connection with the Facility(ies) on the due date; (b) the Borrower's failure to pay any money, debts and liabilities owing or incurred, due but unpaid to the Bank in any manner howsoever or on any account whether as principal or surety and whether alone or jointly with any other person, firm or corporation; (c) any of the representations, warranties, undertakings, covenants or statements of any Obligors under the Facility Letter and/or these General Terms and Conditions and/or the Security Documents and any other ancillary documents or any information or document delivered by any Obligors to the Bank is incorrect or misleading in any material respect; (d) any distress, attachment, sequestration, execution or other legal process is levied, enforced or sued out on or against the assets of any Obligors; (e) an event occurs which, in the opinion of the Bank, has or might have a material adverse change in or effect on the business, assets condition (financial or otherwise) or prospects of any Obligors or affect or prevent the ability of any Obligors to perform its obligations under the Facility Letter and/or the Security Documents; (f) a payment default occurs under the provisions of any agreement or instrument evidencing or securing any financial indebtedness of any Obligors or any such financial indebtedness becomes payable or capable of being declared payable before its stated maturity; (g) a petition is presented or proceedings are commenced or an order is made or an effective resolution is passed for the bankruptcy or winding up of any Obligors or for the appointment of a liquidator, receiver, official administrator or similar officer in respect of any Obligors or all or any part of its business or assets or if any Obligors otherwise becomes insolvent or bankrupt under any court of law; (h) without prejudice to paragraph (a) above, failure of any Obligors to comply with any provision contained in these General Terms and Conditions, the Facility Letter and/or the Security Documents and any other ancillary documents which is not capable of remedy or, if can be remedied, has not been remedied within seven days of the earlier of notice from the Bank requiring its remedy or any Obligors becoming aware of the failure to comply; (i) any change to the direct or indirect shareholding of the Borrower or any guarantor without the prior written consent of the Bank (except if the Borrower or such guarantor is a company listed on any stock exchange); (j) any governmental, tax, monetary or other approval required by any Obligors in connection with the Facilities is withdrawn or revised in a way prejudicial to the interest of the Bank under the Facilities, these General Terms and Conditions, the Facility Letter or any Security Documents or any other ancillary documents; (k) any present or future security on or over the assets of any Obligors becomes enforceable; (l) it becomes unlawful for any Obligors to perform any of its obligations under these General Terms and Conditions, the Facility Letter, any Security Document or any other ancillary documents; and (m) the occurrence of any event which under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in this Clause 24.1. 25.1 The Bank shall not be liable for any loss or damage suffered by the Borrower or any other person as a result of:- (a) the withdrawal or suspension of any transaction of the Borrower or for any failure to effect or execute any of the order or instruction from the Borrower whether it is attributable, either directly or indirectly, to any

17 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 17 26. Financial Statements/Information 27. Miscellaneous circumstances or events outside the control of the Bank; and/or (b) (i) any mechanical, electronic or other failure, malfunction, interruption, inaccuracy or inadequacy of the Bank's telecommunication and computer system or other equipment or its installation or operation; (ii) any incomplete or erroneous transmission of any instruction or order of the Borrower or any error in the execution of any such instruction or order (except negligence or wilful misconduct of the Bank's authorized officers) nor for any delay, loss (including loss of profit or any economic loss), expenses or damages whatsoever incurred or suffered by the Borrower as a result of (i) and /or (ii) above; and/or (c) any delay, interruption or suspension howsoever caused by any third party, including but not limited to service providers or equipment suppliers, which interferes with, affects or disrupts the performance of the Bank hereunder; and/or (d) any instruction / notice given by the Borrower through telephone, facsimile or electronic mail having been acted upon by the Bank. 25.2 In the case of any POD, the Bank shall have absolute discretion to refuse to purchase or discount any Payment Order without giving any reason therefor. In addition and without prejudice to the Bank's right under all existing terms and conditions, the Bank has full recourse against the Borrower in respect of any or all of the Payment Orders purchased or discounted by the Bank from the Borrower and the Borrower shall refund to the Bank on demand at any time, whether prior to the maturity of the Payment Order or otherwise, the sum paid to the Borrower by way of the purchase or discount of the Payment Order together with interest thereon from the date of the Bank's payment to the Borrower up to the refund by the Borrower in full. 26.1 In case the Borrower and/or any Obligors is a limited company, the Bank shall be entitled, at any time and from time to time require the Borrower to furnish to the Bank: - (a) within ninety (90) days after the end of every six (6) months of each accounting period, copies of the unaudited consolidated and/or unconsolidated financial statements of the Borrower and (if applicable),any Obligors and the Borrower's subsidiary companies duly certified by the Borrower's director(s) and (if applicable) the director(s) of any Obligors and/or the Borrower's subsidiary companies to be true copies of the original unaudited consolidated and/or unconsolidated financial statements; and (b) within one hundred and eighty (180) days from the close of the financial year of the Borrower, or (if applicable) any Obligors and the Borrower's subsidiary companies, the original audited consolidated and/or unconsolidated annual financial statements of the Borrower or (if applicable) any Obligors and the Borrower's subsidiary companies for such year or copies of such audited consolidated and/or unconsolidated annual financial statements duly certified by the Borrower's director(s) and (if applicable) the director(s) of any Obligors and/or the Borrower's subsidiary companies to be true copies of the original audited consolidated and/or unconsolidated annual financial statements. 26.2 In case the Borrower is a sole-proprietorship or partnership, the Borrower shall furnish to the Bank at the request of the Bank copies of the Borrower's financial statements duly certified by the sole-proprietor or partner(s) of the Borrower to be true copies of the original and such other information about the Borrower. 26.3 In case the Borrower is an individual, the Borrower shall furnish to the Bank at the request of the Bank certified copies of the Borrower updated income tax return, bank statements and such other information as the Bank shall from time to time require. 26.4 The Borrower shall procure that each set of financial statements delivered pursuant to Clauses 26.1 and 26.2 are prepared according to relevant generally accepted accounting principles. 27.1 Subject to prior notice to the Borrower, the Bank reserves the absolute right to vary the terms of the Facilities, to increase, reduce and/or cancel any Facility or any part thereof at any time and from time to time, including without limitation, the basis of calculation of any interest, charges, commissions, fees or default interest payable under the Facility Letter(s) and to vary these General Terms and Conditions (including without limitation the Default Margin or the Default Administrative Charges), to impose a commitment fee on the daily undrawn balance of the Facilities granted, and/or to impose any additional handling charges at such rate as determined by the Bank at its sole discretion. Any variation, amendment or supplement shall be binding on the Borrower(s) if the Borrower(s) do(es) not terminate the Facility(ies) after receiving any notice of such variation, amendment or supplement. 27.2 No failure, delay or omission by the Bank in exercising any right, power, privilege or remedy shall impair such right, power, privilege or remedy or be construed as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude any further exercise of any other right power, privilege or remedy. Rights, powers, privileges and remedies herein provided are cumulative and do not exclude those

18 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 18 provided by law. 27.3 Subject to Clause 27.4, any notice, demand or other communication to the Borrower shall be sent to the Borrower's last known address or such other address as may have been notified in writing by the Borrower to the Bank and, if (i) delivered personally, shall be deemed to have been given at the time of such delivery; (ii) despatched by letter postage prepaid, shall be deemed to have been given twenty-four (24) hours after posting; and (iii) transmitted by facsimile or other electronic means, shall be deemed to have been given at the time of despatch, provided that the Bank may give oral notice to the Borrower and if it consists of more than one person, any one of them, whether personally or through the telephone, and any oral notice so given shall be immediately effective and binding upon the Borrower. Subject to Clause 11.4, any notice or communication to the Bank shall not be effective until actually received by the Bank. If the Borrower consists of more than one person, any notice, demand or other communication shall be effective on the Bank only if given by each of them and on all of them if given by the Bank to any of them. 27.4 The Bank reserves the right to notify the Borrower of any variation of these General Terms and Conditions or any fees or changes in the standard charges for or relating to the Facilities, the Default Margin, the default interest set out in Clause 6.2 above, the Default Administrative Charges or the basis of calculation of any of them by notice displayed or posted up in the Bank's banking halls. 27.5 These General Terms and Conditions are in addition and without prejudice to the Bank's rights under all existing or future security and/or legal documents (if any) held by the Bank. 27.6 If the Borrower shall consist of more than one person and any Facilities are made available to such Borrowers jointly, the liabilities of the Borrowers to the Bank under those Facilities shall be joint and several and each and every provision of the Facility Letter and the terms herein shall be construed accordingly. If the Borrower is a firm (whether partnership or sole proprietorship), the Facility Letter and the terms herein shall be binding jointly and severally on all persons now or for the time being or at any time hereafter carrying on business in the name of the said firm or in succession to the said firm notwithstanding any change of members or constitution thereof. 27.7 Save as provided for in Clause 27.8, in case of conflict between (1) the terms of the Facility Letter, (2) these General Terms and Conditions and (3) any of the terms contained in the documentation mentioned in the relevant Facility Letter, (a) the terms of the Facility Letter shall prevail over these General Terms and Conditions and the terms referred to in (3), and (b) the terms referred to in (3) shall prevail over these General Terms and Conditions. 27.8 In the case where mortgage/legal charge forms prescribed by the Hong Kong Housing Authority, Hong Kong Housing Society or other similar bodies or authorities are used, whenever there is any conflict between the terms of the Facility Letter, these General Terms and Conditions and any of the terms contained in the mortgage/legal charge forms, the terms of the mortgage/legal charge forms shall prevail. 27.9 Any provision in the Facility Letter and/or these General Terms and Conditions which is or is declared by any court or tribunal of competent jurisdiction to be illegal, invalid or unenforceable in any respect under applicable law shall be severed from the Facility Letter and/or these General Terms and Conditions (as the case may be) to the maximum extent permissible by such applicable law without in any manner affecting the legality, validity or enforceability of the remaining provisions of the Facility Letter and/or these General Terms and Conditions (as the case may be), all of which shall continue in full force and effect. 27.10 In the case where a facility is subject to a separate set of General Terms and Conditions, if there is any conflict between these General Terms and Conditions and the General Terms and Conditions for the specific facility, the latter shall prevail. 27.11 Unless contrary intention appears, words importing the singular number shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and the neuter gender. 27.12 References to any regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization. 28. Third Party Rights 28.1 Subject to Clause 28.3, a person who is not a party to any Facility Letter has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) (the "Third Parties Ordinance") to enforce or to enjoy the benefit of any term of such Facility Letter and/or these General Terms and Conditions. 28.2 Notwithstanding any term of any Facility Letter and/or these General Terms and Conditions, the consent of any person who is not a party to such Facility Letter is not required to rescind or vary such Facility Letter and/or these General Terms and Conditions at any time. 28.3 Any director, officer, employee, affiliate or agent of the Bank or any of the Bank’s Related Parties may, by virtue of the Third Parties Ordinance, rely on any provision of any Facility Letter and/or these General Terms and Conditions which expressly confers rights on that person.

19 T & C for GBF & Loans Facility(ies) 202307_revised (LD/2023/7274) (香港)有限公司 BANK OF CHINA (HONG KONG) LIMITED 19 29. Language 30. Governing Law 28.4 This Clause 28 shall apply upon the commencement date of the Third Parties Ordinance (being 1 January 2016). 29.1 The Chinese version of the Facility Letter and these General Terms and Conditions are for reference only and if there is any conflict between the English version and the Chinese version, the English version shall prevail. 30.1 The Facility Letter and these General Terms and Conditions shall be governed by and construed in accordance with the laws of Hong Kong. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong.